UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2013

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.

Champaign, Illinois  61820

(Address of principal executive offices) (Zip code)

(217) 365-4516

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Offers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 5, 2013, First Busey Corporation (the “Company”) announced that Robin N. Elliott, age 37, will be appointed the Chief Financial Officer of the Company and Busey Bank, the Company’s wholly-owned subsidiary (the “Bank”), effective January 1, 2014.  Additionally, Susan K. Miller, age 55, will be named Deputy Chief Financial Officer of the Company and the Bank, effective January 1, 2014.  The terms of Mr. Elliott’s and Ms. Miller’s employment arrangements, to be effective as of that date, have not yet been determined.  David B. White will continue to serve as the Company’s and the Bank’s Chief Financial Officer through December 31, 2013.  Mr. White will remain as an employee of the Company until his retirement on July 1, 2014 to facilitate a smooth transition.  Mr. White will receive his current salary over that period, and his outstanding equity awards will vest as of his transition on December 31, 2013.

The press release regarding Mr. Elliott’s appointment as Chief Financial Officer is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 5, 2013                                                                First Busey Corporation

By:  /s/ David B. White
Name:  David B. White
Title:    Chief Financial Officer

For more information, contact:

Van A. Dukeman, President & CEO
(217) 365-4510